EXHIBIT 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-198037 and 333-200805 on Form S-8 and No. 333-206710 on Form F-3 of our report dated March 10, 2016, relating to the consolidated financial statements of Auris Medical Holding AG appearing in this Annual Report on Form 20-F of Auris Medical Holding AG for the year ended December 31, 2015.

Deloitte AG

/s/ James D. Horiguchi	/s/ Adrian Kaeppeli
James D. Horiguchi	Adrian Kaeppeli

Auditor in Charge

Zurich, Switzerland

March 14, 2016